UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2025
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Appointments and Compensation Arrangements

As previously disclosed by PRA Group, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 7, 2025, Martin Sjolund was appointed as the Company’s President and Chief Executive Officer (“CEO”) effective June 17, 2025. In connection with Mr. Sjolund’s appointment, the Service Agreement between Mr. Sjolund and PRA Group (UK) Limited, a subsidiary of the Company (the “UK Subsidiary”), dated January 1, 2019 was amended effective June 17, 2025 to (i) reflect Mr. Sjolund’s new title of President and CEO of the Company, (ii) increase his annual base salary to $825,000 and (iii) increase his target bonus opportunity to 125% of his annual base salary. In addition, on June 17, 2025 the Company granted Mr. Sjolund an equity award valued at $1.8 million on the date of grant that was comprised of 50% performance-based restricted stock units (“PSUs”) and 50% time-based restricted stock units (“RSUs”), which vest ratably over a three-year period beginning with the first anniversary of the grant date. The terms of the PSUs and the RSUs are materially consistent with the form of PSU Agreement and form of RSU Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed with the SEC on May 8, 2023 and Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on August 7, 2020, respectively.

Effective June 17, 2025, the Company promoted R. Owen James to President of PRA Group Europe. Prior to his promotion, Mr. James, age 58, served as Executive Vice President, Global Investments Officer since June 2023. From July 2014 to June 2023, Mr. James had served as Managing Director of Acquisitions for Europe. In connection with his promotion, the Contract of Employment between Mr. James and the UK Subsidiary, dated October 13, 2023, was amended effective June 17, 2025 to (i) reflect Mr. James’ new title of President of PRA Group Europe and (ii) increase his annual base salary by 10% to £369,400 ($469,067 based on a June 17, 2025 GBP to USD exchange rate of 1.3429). In addition, on June 17, 2025 the Company granted Mr. James time-based RSUs valued at $100,000 on the date of grant, which vest ratably over a three-year period beginning with the first anniversary of the grant date. The terms of the RSUs are materially consistent with the form of RSU Agreement filed as Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on August 7, 2020.

There are no arrangements or understandings between Mr. James and any other persons pursuant to which he was selected as President of PRA Group Europe and there are no family relationships between Mr. James and any director or executive officer of the Company. Mr. James does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing summary descriptions of Mr. Sjolund’s amended Service Agreement and Mr. James’ amended Contract of Employment are not complete and are qualified in their entireties by reference to the actual text of the amended Service Agreement and amended Contract of Employment, respectively, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Director Election

On June 17, 2025, the Company’s Board of Directors (the “Board”) appointed Mr. Sjolund as a director, effective immediately, to serve a one-year term expiring at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) or until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Sjolund and any other persons pursuant to which he was selected as director. Mr. Sjolund does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K and will not receive compensation for serving as a director.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2025 Annual Meeting on June 17, 2025, during which the Company’s stockholders voted as follows on the matters set forth below:

1.Election of Directors. The Company’s stockholders elected the following nominees to serve as directors until the 2026 Annual Meeting or until their successors are duly elected and qualified based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
Adrian M. Butler	29,924,168	1,483,825	222,083	1,981,621
Marjorie M. Connelly	31,126,719	491,021	12,338	1,981,619
Steven D. Fredrickson	29,567,640	1,021,761	1,040,677	1,981,619
Dame Jayne-Anne Gadhia	31,103,608	153,724	372,745	1,981,620
Geir L. Olsen	29,502,041	357,637	1,770,399	1,981,620
Brett L. Paschke	29,527,411	584,863	1,517,803	1,981,620
Scott M. Tabakin	29,550,219	694,672	1,385,185	1,981,621
Peggy P. Turner	30,648,258	607,606	374,214	1,981,619
Lance L. Weaver	28,944,574	891,846	1,793,657	1,981,620

2.Ratification of the Appointment of Ernst & Young LLP. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, based upon the following votes:

For	Against	Abstain
33,478,097	115,241	18,359

3.Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers ("Say-on-Pay") based upon the following votes:

For	Against	Abstain	Broker Non-Vote
28,000,895	3,586,152	43,029	1,981,621

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: June 24, 2025	By:	/s/ Rakesh Sehgal
Rakesh Sehgal
Executive Vice President and Chief Financial Officer